                               OFFICE SPACE LEASE




                                 by and between




                  NATIONAL OFFICE PARTNERS LIMITED PARTNERSHIP
                                  as Landlord,




                                       and




                        NEW CENTURY MORTGAGE CORPORATION,
                                    as Tenant




                                ONE PIERCE PLACE
                                ITASCA, ILLINOIS

                                TABLE OF CONTENTS

SCHEDULE ..................................................................    1

1.  DEMISE AND TERM .......................................................    3

2.  RENT ..................................................................    3
    A.  Definitions .......................................................    3
    B.  Components of Rent ................................................    5
    C.  Payment of Rent ...................................................    6
    D.  Allocation of Rent Abatement for Tax Purposes .....................    8

3.  USE ...................................................................    8

4.  CONDITION OF PREMISES .................................................    8

5.  BUILDING SERVICES .....................................................    8
    A.  Basic Services ....................................................    8
    B.  Electricity .......................................................    9
    C.  Telephones ........................................................    9
    D.  Additional Services ...............................................    9
    E.  Failure or Delay in Furnishing Services ...........................   10

6.  RULES AND REGULATIONS .................................................   10

7.  CERTAIN RIGHTS RESERVED TO LANDLORD ...................................   10

8.  MAINTENANCE AND REPAIRS ...............................................   11

9.  ALTERATIONS ...........................................................   11
    A.  Requirements ......................................................   11
    B.  Liens .............................................................   12

10. INDEMNIFICATION AND INSURANCE .........................................   13
    A.  Damage or Injury ..................................................   13
    B.  Insurance Coverages and Amounts ...................................   13
    C.  Insurance Requirements ............................................   14
    D.  Waiver of Subrogation .............................................   14
    E.  Landlord's Insurance ..............................................   15

11. FIRE OR OTHER CASUALTY ................................................   15
    A.  Destruction of the Building .......................................   15
    B.  Destruction of the Premises .......................................   15
    C.  Repair by Tenant ..................................................   17
    D.  Untenantability ...................................................   17

    E.  Shell and Core ....................................................   17

12. CONDEMNATION ..........................................................   17

13. ASSIGNMENT AND SUBLETTING..............................................   18
    A.  Landlord's Consent ................................................   18
    B.  Standards for Consent .............................................   18
    C.  Recapture .........................................................   19

14. SURRENDER .............................................................   20

15. DEFAULTS AND REMEDIES .................................................   20
    A.  Default ...........................................................   20
    B.  Right of Re-Entry .................................................   20
    C.  Termination of Right to Possession ................................   21
    D.  Termination of Lease ..............................................   21
    E.  Other Remedies ....................................................   21
    F.  Bankruptcy ........................................................   21
    G.  Waivers of Jury Trial and Certain Damages .........................   22
    H.  Venue .............................................................   22

16. HOLDING OVER ..........................................................   22

17. [intentionally omitted] ...............................................   22

18. [intentionally omitted] ...............................................   22

19. ESTOPPEL CERTIFICATE ..................................................   22

20. SUBORDINATION .........................................................   23

21. QUIET ENJOYMENT .......................................................   24

22. BROKER ................................................................   24

23. NOTICES ...............................................................   24

24. MISCELLANEOUS .........................................................   25
    A.  Successors and Assigns ............................................   25
    B.  Entire Agreement ..................................................   25
    C.  Time of Essence ...................................................   25
    D.  Execution and Delivery ............................................   25
    E.  Severability ......................................................   25
    F.  Governing Law .....................................................   25
    G.  Attorneys' Fees ...................................................   25
    H.  Delay in Possession ...............................................   25
    I.  Joint and Several Liability .......................................   26

    J.  Force Majeure .....................................................   26
    K.  Captions ..........................................................   26
    L.  No Waiver .........................................................   26
    M.  Hazardous Materials ...............................................   26
    N.  Parking ...........................................................   27
    O.  Limitation of Liability ...........................................   28

25. RIGHT OF REFUSAL ......................................................   28
    A.  Landlord's Refusal Notice .........................................   28
    B.  Tenant's Exercise .................................................   29
    C.  Conditions ........................................................   29
    D.  Delivery of Possession ............................................   29
    E.  Terms .............................................................   30
    F.  Confirmation ......................................................   30

26. RIGHT OF FIRST OFFER ..................................................   30

27. RIGHT TO TERMINATE ....................................................   30

28. RIGHT TO EXTEND .......................................................   31
    A.  Option Period .....................................................   31
    B.  Market Rate of Base Rent ..........................................   31
    C.  Arbitration .......................................................   32

Exhibits:

    A.  Floor Plan
    B.  Workletter
    C.  Rules and Regulations
    D.  Refusal Space
    E.  First Offer Space

                                                                   Exhibit 10.11

                               OFFICE SPACE LEASE

     THIS OFFICE SPACE LEASE ("Lease") is made as of the _______ day of ________________, 2002, between NATIONAL OFFICE PARTNERS LIMITED PARTNERSHIP ("Landlord"), and NEW CENTURY MORTGAGE CORPORATION, a California corporation ("Tenant"), for space in the building commonly known as One Pierce Place, Itasca, Illinois (such building, together with the land upon which it is situated and related common areas, including sidewalks, parking areas and landscaped areas, being herein referred to as the "Building"). The Building is situated in a development commonly known as "The Chancellory" (the "Development") as more fully described in the Declaration (as hereinafter defined). The following schedule (the "Schedule") sets forth certain basic terms of this Lease:

                                    SCHEDULE
1. Premises - Suite Number:                 Suite 1200, as depicted on Exhibit A attached hereto

2. Commencement Date:                       the earlier to occur of (a) the date Tenant first occupies the Premises for the conduct of business or (b) the date the Work (as defined in the
                                            Workletter attached hereto as Exhibit B (the "Workletter") is substantially complete (as defined in the Workletter).

   Rent Commencement Date:                  the date that is eight (8) months following the Commencement Date

3. Expiration Date:                         the date that is the day before the 5th anniversary of the Rent
                                            Commencement Date; provided, however, that if said date is not the last day of a calendar month, then the Expiration Date shall be the last day of the calendar month in which such date occurs.

4. Rentable Square Feet of the Premises:    23,416 square feet

5. Rentable Square Feet of the Building:    525,422 square feet

6.  Base Rent:

    ----------------------------------------------------------------------------
                                                     Monthly            Annual
                  Period                            Base Rent         Base Rent
    ----------------------------------------------------------------------------
    From the Commencement Date to the day              $0                 $0
    before the Rent Commencement Date
    ----------------------------------------------------------------------------
    from the Rent Commencement Date to the day     $46,344.17            N/A
    before the 1st anniversary of the
    Commencement Date
    ----------------------------------------------------------------------------
    from the 1st anniversary of the                $47,319.83        $567,838.00
    Commencement Date to the day before the 2nd
    anniversary of the Commencement Date
    ----------------------------------------------------------------------------
    from the 2nd anniversary of the                $48,295.50        $579,546.00
    Commencement Date to the day before the 3rd
    anniversary of the Commencement Date
    ----------------------------------------------------------------------------
    from the 3rd anniversary of the                $49,271.17        $591,254.00
    Commencement Date to the day before the 4th
    anniversary of the Commencement Date
    ----------------------------------------------------------------------------
    from the 4th anniversary of the                $50,246.83        $602,962.00
    Commencement Date to the day before the 5th
    anniversary of the Commencement Date
    ----------------------------------------------------------------------------
    from the 5th anniversary of the                $51,222.50        $614,670.00
    Commencement Date to the Expiration Date
    ----------------------------------------------------------------------------

7.  Tenant's Proportionate Share:                         4.457%

8.  [intentionally omitted]

9.  Base Year:                                            the calendar year 2002

10. [intentionally omitted]

11.  Broker(s):                              Hines Interests Limited Partnership
                                             and Cushman & Wakefield

12.  [intentionally omitted]

13.  Exhibits:

     A. Floor Plan
     B. Workletter
     C. Rules and Regulations
     D. Refusal Space
     E. First Offer Space

     1. DEMISE AND TERM. Landlord leases to Tenant and Tenant leases from Landlord the premises (the "Premises") described in Item 1 of the Schedule and shown on the plan attached hereto as Exhibit A, subject to the covenants and conditions set forth in this Lease, for a term (the "Term") commencing on the date (the "Commencement Date") described in Item 2 of the Schedule and expiring on the date (the "Expiration Date") described in Item 3 of the Schedule, unless terminated earlier as otherwise provided in this Lease.

     2. RENT

          A. Definitions. For purposes of this Lease, the following terms shall have the following meanings:


               (i) "Base Year" shall mean the year set forth in Item 9 of the Schedule.

               (ii) [intentionally omitted]

               (iii)[intentionally omitted]

               (iv) "Expenses" shall mean any and all expenses, costs and disbursements (other than Taxes) of any kind and nature whatsoever incurred by Landlord in connection with the ownership, leasing, management, maintenance, operation and repair of the Building (including, without limitation, the costs of maintaining and repairing parking lots, parking structures and easements, property management fees, increased interest costs as specified below, salaries, fringe benefits and related costs, insurance costs of every kind and nature, heating and air conditioning costs, common area utility costs, sewer and water charges, the costs of routine repairs, maintenance and decorating and the Building's share of costs and expenses of the Development) which Landlord shall pay or become obligated to pay in respect of a calendar year (regardless of when such Expenses were incurred), except the following: (i) costs of alterations of tenants' premises; (ii) costs of capital improvements and costs of curing construction defects; (iii) depreciation; (iv) interest and principal payments on mortgages, any rental payments on any ground lease (except for rental payments which constitute reimbursement for Taxes and Expenses) and other debt costs; (v) real estate brokers' leasing commissions or compensation; (vi) any cost or expenditure (or portion thereof) for which Landlord is reimbursed, whether by insurance proceeds, condemnation award, warranty payments or otherwise, (vii) cost of any service furnished to any other occupant of the Building which Landlord does not make available to Tenant hereunder; (viii) cost of correcting any violations of applicable governmental laws and regulations (including applicable requirements of the Americans with Disabilities Act and including Laws (as defined in Section 24.M(iv) below)) in existence as of the date of this Lease; (ix) costs incurred in connection with the sale, financing, refinancing, mortgaging, selling or change of ownership of the Building, including brokerage commissions, attorneys' and accountants' fees, closing costs, title insurance premium, transfer taxes and interest charges; (x) wages, salaries and benefits for off-site employees, except to the extent such employees provide services benefiting all occupants of the Building and such costs of off-site employees are competitive and consistent with costs that would be incurred if such services were provided by third party unrelated entities; (xi) cost and expenses, including legal and accounting fees, associated with the operation of the business of the entity which is the Landlord, such as those associated with internal accounting and legal matters and the sale or mortgage of the Building;
          (xii) attorneys' fees, costs, disbursements and other expenses incurred in enforcing the provisions of any lease for space in the Building (except for reasonable attorneys' fees in connection with enforcing rules and regulations) or attorneys' fees, costs, disbursements and other expenses incurred in connection with negotiations or disputes with management agents, purchasers or mortgagees of the Building; (xiii) allowances, concessions and other costs and expenses incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating leasable space for tenants (including Tenant), prospective tenants or other occupants or prospective occupants of the Building, or vacant, leasable space in the Building; (xiv) costs, fines, interest, penalties, legal fees or costs of litigation incurred due to late payments of taxes, utility bills and other expenses; (xv) all amounts which would otherwise be included in Expenses which are paid to any affiliate or subsidiary of Landlord, or any representative, employee or agent of same, to the extent the costs of such services exceed the competitive rates for similar services of comparable quality rendered by persons or entities of similar skill, competence and experience; and (xvi) expenses directly resulting from the gross negligence or willful misconduct of Landlord or Landlord's authorized agents, other than the costs of minor repairs equivalent to those normally undertaken by Landlord whether or not resulting from such gross negligence or willful misconduct. Notwithstanding anything contained herein to the contrary, depreciation of any capital improvements made after the date of this Lease which are primarily intended in good faith to reduce Expenses or which are required under any governmental laws, regulations, or ordinances which were not applicable to the Building at the time it was constructed, shall be included in Expenses. The cost of such capital improvements shall be amortized over the useful life of such improvement as reasonably determined by Landlord, with interest on the undepreciated cost of any such improvement (at the prevailing construction loan rate available to Landlord on the date the cost of such improvement was incurred). If Landlord elects to self insure, insure with a deductible in excess of $1,000 or obtain insurance coverage in which the premium fluctuates in proportion to losses incurred, then Landlord shall estimate the amount of premium that Landlord would have been required to pay to obtain insurance coverage (or insurance coverage without such provision) with a recognized carrier and such estimated amount shall be deemed to be an Expenses. Landlord may, in a reasonable manner, allocate insurance premiums for so-called "blanket" insurance policies which insure other properties as well as the Building and said allocated amount shall be deemed to be an Expenses.

               (v) "Rent" shall mean Base Rent, Adjustment Rent and any other sums or charges due by Tenant hereunder.

               (vi) "Taxes" shall mean all taxes, assessments and fees levied upon the Building, the property of Landlord located therein or the rents collected therefrom, by any governmental entity based upon the ownership, leasing, renting or operation of the Building, including all costs and expenses of protesting any such taxes, assessments or fees. Taxes shall not include any net income, capital stock, succession, transfer, franchise, gift, estate or inheritance taxes; provided, however, if at any time during the Term, a tax or excise on income is levied or assessed by any governmental entity, in lieu of or as a substitute for, in whole or in part, real estate taxes or other ad valorem taxes, such tax shall constitute and be included in Taxes. For the purpose of determining Taxes for any given year, the amount to be included for such year shall be Taxes which are assessed or become a lien during such year rather than Taxes which are due for payment or paid during such year.

               (vii) "Tenant's Proportionate Share" shall mean the percentage set forth in Item 7 of the Schedule which has been determined by dividing the Rentable Square Feet of the Premises by the Rentable Square Feet of the Building. Landlord and Tenant agree that the Rentable Square Feet of the Premises and the Rentable Square Feet of the Building set forth in Items 4 and 5, respectively, of the Schedule shall not be modified as a result of any remeasurement of the Premises or Building and shall only be modified, and accordingly, Tenant's Proportionate Share shall only be modified, in the event of a physical change in the square footage of the Premises or Building, for example if resulting from a fire or other casualty or condemnation.

          B. Components of Rent. Tenant agrees to pay the following amounts to Landlord at the office of the Building or at such other place as Landlord designates:

               (i) Base rent ("Base Rent") to be paid in monthly installments in the amount set forth in Item 6 of the Schedule in advance on or before the first day of each month of the Term, without demand, except that Tenant shall pay the first month's Base Rent upon execution of this Lease.

               (ii) Adjustment rent ("Adjustment Rent") in an amount equal to Tenant's Proportionate Share of (a) Expenses for any calendar year which exceed Expenses for the Base Year and (b) Taxes for any calendar year which exceed Taxes for the Base Year. Prior to each calendar year, or as soon as reasonably possible (but in any event within one hundred twenty (120) days after the end of the calendar year), Landlord shall estimate and notify Tenant of the amount of Adjustment Rent due for such year, and Tenant shall pay Landlord one-twelfth of such estimate on the first day of each month during such year. Such estimate may be revised by Landlord whenever it obtains information relevant to making such estimate more accurate. After the end of each calendar year (but in any event within one hundred and eighty (180) days after the end of the calendar year), Landlord shall deliver to Tenant a reasonable detailed report setting forth the actual Expenses and Taxes for such calendar year and a statement of the amount of Adjustment Rent that Tenant has paid and is payable for such year. Tenant acknowledges that actual Taxes for a calendar year may not be determined until after actual Expenses for such calendar year are determined. Accordingly, Tenant acknowledges that Landlord may report the actual Expenses and actual Taxes for a calendar year separately. Within thirty (30) days after receipt of such report or reports, Tenant shall pay to Landlord the amount of Adjustment Rent due for such calendar year minus any payments of Adjustment Rent made by Tenant for such year, it being acknowledged by Tenant that if Landlord separately reports actual Expenses and actual Taxes for a calendar year, Landlord may reasonably allocate Adjustment Rent paid by Tenant for such calendar year between Expenses and Taxes for such calendar year. If Tenant's estimated payments of Adjustment Rent exceed the amount due Landlord for such calendar year, Landlord shall apply such excess as a credit against Tenant's other obligations under this Lease or promptly refund such excess to Tenant if the Term has already expired, provided Tenant is not then in default hereunder, in either case without interest to Tenant. Notwithstanding anything contained herein to the contrary, Tenant shall not be responsible for the payment of Adjustment Rent until the first (1st) anniversary of the Commencement Date.

          C. Payment of Rent. The following provisions shall govern the payment of Rent: (i) if this Lease commences or ends on a day other than the first day or last day of a calendar year, respectively, the Rent for the year in which this Lease so begins or ends shall be prorated and the monthly installments shall be adjusted accordingly; (ii) all Rent shall be paid to Landlord without offset or deduction, and the covenant to pay Rent shall be independent of every other covenant in this Lease; (iii) if during all or any portion of any year (including the Base Year) the Building is not fully rented and occupied, Landlord shall make an appropriate adjustment of variable Expenses for such year to determine the Expenses that would have been paid or incurred by Landlord had the Building been fully rented and occupied for the entire year and the amount so determined shall be deemed to have been the Expenses for such year; (iv) any sum due from Tenant to Landlord which is not paid when due shall bear interest from the date due until the date paid at the annual rate of two percentage (2%) points above the rate then most recently announced by Bank One as its corporate base lending rate, from time to time in effect, but in no event higher than the maximum rate permitted by law (the "Default Rate"); and, in addition, Tenant shall pay Landlord a late charge for any Rent payment which is paid more than five (5) business days after its due date equal to five percent (5%) of such payment; (v) if changes are made to this Lease or the Building changing the number of square feet contained in the Premises or in the Building, Landlord shall make an appropriate adjustment to Tenant's Proportionate Share; (vi) Tenant shall have the right to take exception to any item in any such statement of Adjustment Rent by written notice given to Landlord within sixty (60) days after receipt of such statement and unless Tenant shall take such written exception within said sixty (60) day period, such statement shall be considered final and accepted by Tenant. If Tenant timely takes such written exception to any such statement, then Tenant shall have the right to cause employees of Tenant or a reputable independent certified public accounting firm whose compensation shall not be contingent upon or correspond to the financial impact of such review to inspect Landlord's accounting records relative to Expenses and Taxes during normal business hours at any time within sixty (60) days following the date of such written exception. If after such inspection by Tenant's employees or third party accounting firm Tenant still disputes any such item in the statement of Adjustment Rent, then Landlord and Tenant shall in good faith attempt to resolve such dispute within thirty (30) days after the expiration of said sixty (60) day inspection period. If such dispute is not resolved between Landlord and Tenant within said thirty (30) day period, then either party may, during the thirty (30) day period next following expiration of said initial thirty (30) day period, refer such disputed item or items to a reputable independent certified public accounting firm reasonably mutually selected by Landlord and Tenant for determination, and the determination of such accountant shall be final, conclusive and binding upon Landlord and Tenant and Landlord and Tenant shall readjust the payment of Adjustment Rent for the subject year based upon such determination. During the initial sixty (60) day period and the following thirty (30) day period in which Landlord and Tenant are attempting to resolve any such dispute, Tenant's employees shall have the right to examine Landlord's books and records relative to Expenses and Taxes as provided above. Tenant agrees to pay all costs involved in such determination, unless it is determined that Landlord's original calculation of the amount of Adjustment Rent was overstated by more than five percent (5%), in which event Landlord shall pay all costs of such audit; (vii) in the event of the termination of this Lease prior to the determination of any Adjustment Rent, Tenant's agreement to pay any such sums and Landlord's obligation to refund any such sums (provided Tenant is not in default hereunder) shall survive the termination of this Lease; (viii) no adjustment to the Rent by virtue of the operation of the rent adjustment provisions in this Lease shall result in the payment by Tenant in any year of less than the Base Rent shown on the Schedule; (ix) Landlord may at any time change the fiscal year of the Building; (x) each amount owed to Landlord under this Lease for which the date of payment is not expressly fixed shall be due on the same date as the Rent listed on the statement showing such amount is due; and (xi) if Landlord fails to give Tenant an estimate of Adjustment Rent prior to the beginning of any calendar year,

     Tenant shall continue to pay Adjustment Rent at the rate for the previous calendar year until Landlord delivers such estimate, at which time Tenant shall pay retroactively the increased amount for all previous months of such calendar year.

          D. Allocation of Rent Abatement for Tax Purposes. Landlord and Tenant agree that no portion of the Base Rent paid by Tenant during the portion of the term of this Lease occurring after the expiration of any period during which such rent was abated shall be allocated, for income tax purposes, nor is such rent intended by the parties to be allocable, for income tax purposes, to any abatement period.

     3. USE. Tenant agrees that it shall occupy and use the Premises only as non-governmental business offices and for no other purposes. Tenant shall, at its own cost and expense, comply with all federal, state and municipal laws, ordinances, rules and regulations issued by any governmental authority and all covenants, conditions and restrictions of record which relate to the condition, use or occupancy of the Premises, including, without limitation, that certain recorded Declaration of Easements, Covenants and Restrictions for Hamilton Lake Property Owner's Association dated May 14, 1980 recorded with the DuPage County Recorder on May 15, 1980, as Document No. R80-28590, as amended (the "Declaration"); provided, however, that Tenant shall not be obligated to undertake any capital improvements in connection with such compliance.

     4. CONDITION OF PREMISES. Tenant's taking possession of the Premises shall be conclusive evidence that the Premises were in good order and satisfactory condition when Tenant took possession, subject, however, to latent defects in structural and base Building systems which are not ascertainable from an inspection of the Premises, provided that Tenant provides written notice to Landlord specifying in reasonable detail any such latent defects within six (6) months after delivery of possession of the Premises to Tenant and subject to punchlist items as provided in the Workletter. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Building (or to provide Tenant with any credit or allowance for the same), and no representation regarding the condition of the Premises or the Building, have been made by or on behalf of Landlord or relied upon by Tenant, except as stated in this Lease or the Workletter attached hereto as Exhibit B.

     5. BUILDING SERVICES.

          A. Basic Services. Landlord shall furnish the following services: (i) heating, ventilating and air conditioning to provide a temperature condition consistent, in Landlord's reasonable judgment, with temperature conditions typically provided in other similar class office buildings in the Itasca/Schaumburg, Illinois, area, daily from 8:00 A.M. to 6:00 P.M. (Saturday from 8:00 A.M. to 12:00 Noon), Sundays and holidays (i.e., being New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and any other day recognized as a holiday by the service unions representing workers providing services to the Building or customarily designated as a holiday by landlords operating similar class office buildings in the Itasca/Schaumburg, Illinois, area) excepted; (ii) water for drinking, and, subject to Landlord's approval, water at Tenant's expense for any private restrooms and office kitchen requested by Tenant;

     (iii) men's and women's restrooms at locations designated by Landlord, in common with other tenants of the Building; (iv) janitor service in the Premises and common areas of the Building consistent with cleaning services provided in similar class office buildings in the Itasca/Schaumburg, Illinois, area; (v) maintenance of exterior common areas of the Building, including snow removal as necessary and maintenance of the landscaped areas; and (vi) elevator service in common with Landlord and other tenants of the Building. Subject to emergencies and Building security rules and regulations, Tenant shall have access to the Premises 24 hours per day 7 days per week.

          B. Electricity. The Premises shall be separately metered for electrical use. Electricity shall be distributed to the Premises either by the electric utility company serving the Building or, at Landlord's option, by Landlord, and Landlord shall permit Landlord's wire and conduits, to the extent available, suitable and safely capable, to be used for such distribution. If and so long as Landlord is distributing electricity to the Premises, Tenant shall obtain all of its electricity from Landlord and shall pay all of Landlord's charges, which charges shall be based on meter readings, but which charges shall in no event be greater than the existing applicable bundled service rates as approved by the Illinois Commerce Commission, or any successor regulatory body. If the electric utility company is distributing electricity to the Premises, Tenant at its cost shall make all necessary arrangements with the electric utility company for metering and paying for electric current furnished to the Premises. All electricity used during the performance of janitor service, or the making of any alterations or repairs in the Premises, or the operation of any special air conditioning systems serving the Premises shall be paid for by Tenant.

          C. Telephones. Tenant shall arrange for telephone service directly with one or more of the public telephone companies servicing the Building and shall be solely responsible for paying for such telephone service. If Landlord acquires ownership of the telephone cables in the Building at any time, Landlord shall permit Tenant to connect to such cables on such terms and conditions as Landlord may reasonably prescribe and any charges for use of the cables shall be reasonable and consistent with charges for similar systems and their use in the relevant market area. In no event does Landlord make any representation or warranty with respect to telephone service in the Building and Landlord shall have no liability with respect thereto.

          D. Additional Services. Landlord shall not be obligated to furnish any services other than those stated above. If Landlord elects to furnish services requested by Tenant in addition to those stated above (including services at times other than those stated above), Tenant shall pay one hundred fifteen percent (115%) of Landlord's actual cost to furnish such services. Notwithstanding the foregoing, with respect to heating, ventilating, air condition ("HVAC") after normal business hours (as set forth in Section 5.A. above), Tenant shall pay to Landlord Landlord's then standard Building charges for such after-hours HVAC. The current Building standard charge for after-hours HVAC is $75.00 per hour for the Premises. Any increases in such standard charge shall relate to and reasonably be intended to recover Landlord's costs and expenses, which may include depreciation of capital equipment, incurred in connection with providing such after-hours

     HVAC. If Tenant shall fail to make any such payment, Landlord may, without notice to Tenant and in addition to all other remedies available to Landlord, discontinue any additional services. No discontinuance of any such service shall result in any liability of Landlord to Tenant or be considered as an eviction or a disturbance of Tenant's use of the Premises. In addition, if Tenant's concentration of personnel or equipment adversely affects the temperature or humidity in the Premises or the Building, and Tenant does not correct such adverse affect (by reducing the concentration of personnel or equipment or installing supplemental heating, ventilating and air conditioning units as hereinafter provided) after written notice from Landlord, Landlord may install supplementary air conditioning units in the Premises, and Tenant shall pay one hundred fifteen percent (115%) of the cost of installation, operation and maintenance thereof.

          E. Failure or Delay in Furnishing Services. Tenant agrees that Landlord shall not be liable for damages for failure or delay in furnishing any service stated above if such failure or delay is caused, in whole or in part, by any one or more of the events stated in Section 24.J. below, nor shall any such failure or delay be considered to be an eviction or disturbance of Tenant's use of the Premises, or relieve Tenant from its obligation to pay any Rent when due or from any other obligations of Tenant under this Lease. Notwithstanding the foregoing, in the event any such failure or delay in furnishing any services described in Sections 5.A, 5.B and 5.C above is caused by the negligence or willful misconduct of Landlord and if such failure or delay causes the Premises to be untenantable, and as a result thereof Tenant in fact ceases to use the Premises for a period in excess of five (5) consecutive days, then commencing on the sixth (6th) consecutive day of such untenantability and non-use, Base Rent and Adjustment Rent payable by Tenant shall be abated until the earliest to occur of (i) the date such failure or delay is remedied, (ii) the date the Premises are again tenantable or (iii) the date Tenant resumes use of the Premises.

     6. RULES AND REGULATIONS. Tenant shall observe and comply, and shall cause its subtenants, assignees, invitees, employees, contractors and agents to observe and comply, with the Rules and Regulations listed on Exhibit C attached hereto and with such reasonable modifications and additions thereto as Landlord may make from time to time. Landlord shall not be liable for failure of any person to obey the Rules and Regulations. Landlord shall not be obligated to enforce the Rules and Regulations against any person, and the failure of Landlord to enforce any such Rules and Regulations shall not constitute a waiver thereof or relieve Tenant from compliance therewith, provided, however, that Landlord shall not discriminate against Tenant in the promulgation or enforcement of such Rules and Regulations. Notwithstanding anything contained herein to the contrary, in the event of any conflict between the Rules and Regulations, and any modifications or additions thereto, and the terms and conditions of this Lease, the terms and conditions of this Lease shall control.

     7. CERTAIN RIGHTS RESERVED TO LANDLORD. Landlord reserves the following rights, each of which Landlord may exercise without notice to Tenant and without liability to Tenant, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises and shall not give rise to any claim for set-off or abatement of rent or any other claim: (a) to change the name or street address of the Building or the suite number of the Premises; (b) to install, affix and maintain any and all signs on the exterior or interior of the Building; (c) to make repairs, decorations, alterations, additions or improvements, whether structural or otherwise, in and about the Building, and for such purposes to enter upon the Premises, temporarily close doors, corridors and other areas of the Building and interrupt or temporarily suspend services or use of common areas, and Tenant agrees to pay Landlord for overtime and similar expenses incurred if such work is done other than during ordinary business hours at Tenant's request; (d) to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises; (e) to grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in the Building; (f) to show or inspect the Premises at reasonable times and, if vacated or abandoned, to prepare the Premises for reoccupancy; (g) to install, use and maintain in and through the Premises pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises and are installed behind finished surfaces reasonably consistent with existing finishes in the Premises; (h) to take any other action which Landlord deems reasonable in connection with the operation, maintenance, marketing or preservation of the Building; and (i) to approve the weight, size and location of safes or other heavy equipment or articles, which articles may be moved in, about or out of the Building or Premises only at such times and in such manner as Landlord shall direct, at Tenant's sole risk and responsibility.

     8. MAINTENANCE AND REPAIRS. Tenant, at its expense, shall maintain and keep the Premises in good order and repair at all times during the Term. Landlord shall perform any maintenance or make any repairs to the Building (which includes the roof, structural components and the Building common areas and common Building systems such as the heating, ventilating and air conditioning and electrical and plumbing systems whether located in the Premises or elsewhere in the Building) or Premises as Landlord shall desire or deem necessary for the safety, operation or preservation of the Building, or as Landlord may be required or requested to do by the order or decree of any court or by any other proper authority. If any such maintenance or repairs to the Premises are required as a result of the negligence or willful misconduct of Tenant or its employees, contractors or agents, or breach of this Lease by Tenant or its employees, contractors or agents, and if Tenant does not perform such required maintenance or repair promptly after notice from Landlord, then Tenant shall reimburse Landlord for any such maintenance or repairs of the Premises.

     9. ALTERATIONS.

        A. Requirements. Tenant shall not make any replacement, alteration, improvement or addition to or removal from the Premises (collectively an "alteration") without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Tenant may perform an alteration to the interior of the Premises without Landlord's prior written consent provided such alteration (or the performance thereof) does not (i) affect the mechanical, electrical, HVAC, life safety, or other Building operating systems, (ii) affect the structural components of the Building or require penetration of the floor or ceiling of the Premises, (iii) involve the use or disturbance of any Hazardous Material (as hereinafter defined) or (iv) cost more than $20,000.00 in any one instance, and further provided that Tenant gives Landlord prior written notice of such alteration and further provided that such alteration (and the performance thereof) shall otherwise be in compliance with the provisions of this Article 9 (except for the requirement of Landlord's consent.

          If Tenant proposes to make any alteration, Tenant shall, prior to commencing such alteration, submit to Landlord for prior written approval:
     (i) detailed plans and specifications; (ii) the names, addresses and copies of contracts for all contractors; (iii) all necessary permits evidencing compliance with all applicable governmental rules, regulations and requirements; (iv) certificates of insurance in form and amounts required by Landlord, naming Landlord, its managing agent and any other parties designated by Landlord as additional insureds; and (v) all other documents and information as Landlord may reasonably request in connection with such alteration. Tenant agrees to reimburse Landlord for all out-of-pocket costs and expenses incurred by Landlord in connection with the review and supervision of the alteration. Neither approval of the plans and specifications nor supervision of the alteration by Landlord shall constitute a representation or warranty by Landlord as to the accuracy, adequacy, sufficiency or propriety of such plans and specifications or the quality of workmanship or the compliance of such alteration with applicable law. Tenant shall pay the entire cost of the alteration and, if requested by Landlord after reasonable review by Landlord of Tenant's then existing creditworthiness, shall deposit with Landlord, prior to the commencement of the alteration, security for the payment and completion of the alteration in form and amount required by Landlord. Each alteration shall be performed in a good and workmanlike manner, in accordance with the plans and specifications approved by Landlord, and shall meet or exceed the standards for construction and quality of materials established by Landlord for the Building. In addition, each alteration shall be performed in compliance with all applicable governmental and insurance company laws, regulations and requirements. Each alteration shall be performed by Landlord or under Landlord's supervision, and in harmony with Landlord's employees, contractors and other tenants. Each alteration, whether temporary or permanent in character, made by Landlord or Tenant in or upon the Premises (excepting only Tenant's furniture, equipment and trade fixtures) shall become Landlord's property and shall remain upon the Premises at the expiration or termination of this Lease without compensation to Tenant; provided, however, that Landlord shall have the right to require Tenant to remove such alteration at Tenant's sole cost and expense in accordance with the provisions of Section 14 of this Lease, which required removal must be specified by Landlord when Landlord consents to Tenant's requested alterations; provided further, however, that Tenant shall not be required to remove the initial Work installed by Landlord in the Premises pursuant to the Workletter.

          B. Liens. Upon completion of any alteration, Tenant shall promptly furnish Landlord with sworn owner's and contractors' statements and full and final waivers of lien covering all labor and materials included in such alteration. Tenant shall not permit any mechanic's lien to be filed against the Building, or any part thereof, arising out of any alteration performed, or alleged to have been performed, by or on behalf of Tenant. If any such lien is filed, Tenant shall within ten (10) days thereafter have such lien released of record or deliver to Landlord a bond in form, amount, and issued by a surety satisfactory to Landlord, indemnifying Landlord against all costs and liabilities resulting from such lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to have such lien so released or to deliver such bond to Landlord, Landlord, without investigating the validity of such lien, may pay or discharge the same, and Tenant shall reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's expenses and attorneys' fees.

     10. INDEMNIFICATION AND INSURANCE.

         A. Damage or Injury. Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord, for any damage to or loss or theft of any property or for any bodily or personal injury, illness or death of any person in, on or about the Premises or the Building arising at any time and from any cause whatsoever, except to the extent caused by the negligence or willful misconduct of Landlord. Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including reasonable attorneys' fees and disbursements, arising from or related to any use or occupancy of the Premises, or any condition of the Premises, or any default in the performance of Tenant's obligations under this Lease, or any damage to any property (including property of employees and invitees of Tenant) or any bodily or personal injury, illness or death of any person (including employees and invitees of Tenant) occurring in, on or about the Premises or any part hereof arising at any time and from any cause whatsoever (except to the extent caused by the negligence or willful misconduct of Landlord) or occurring in, on or about any part of the Building other than the Premises when such damage, bodily or personal injury, illness or death is caused by any act or omission of Tenant or its agents, officers, employees, contractors, invitees or licensees. This
     Section 10.A. shall survive the termination of this Lease with respect to any damage, bodily or personal injury, illness or death occurring prior to such termination.

         B. Insurance Coverages and Amounts. Tenant shall, at all times during the term of this Lease and at Tenant's sole cost and expense, obtain and keep in force the insurance coverages and amounts set forth in this Section 10.B. Tenant shall maintain commercial general liability insurance, including contractual liability, broad form property damage liability, fire legal liability, premises and completed operations, and medical payments, with limits not less than one million dollars ($1,000,000) per occurrence and aggregate, insuring against claims for bodily injury, personal injury and property damage arising from the use, occupancy or maintenance of the Premises and the Building. The policy shall contain an exception to any pollution exclusion which insures damage or injury arising out of heat, smoke or fumes from a hostile fire. Any general aggregate shall apply on a per location basis. Tenant shall maintain business auto liability insurance with limits not less than one million dollars ($1,000,000) per accident covering owned, hired and non-owned vehicles used by Tenant. Tenant shall maintain umbrella excess liability insurance on a following form basis in excess of the required commercial general liability, business auto and employers liability insurance with limits not less than five million dollars ($5,000,000) per occurrence and aggregate. Tenant shall maintain workers' compensation insurance for all of its employees in statutory limits in the state in which the Building is located and employers liability insurance which affords not less than five hundred thousand dollars ($500,000) for each coverage. Tenant shall maintain all risk property insurance for all personal property of Tenant and all alterations, additions, improvements, fixtures and equipment located in the Premises in an amount not less than the full replacement cost, which shall include business income and extra expense coverage with limits not less than one hundred percent (100%) of gross revenues for a period of twelve (12) months. If required by Landlord, Tenant shall maintain boiler and machinery insurance against loss or damage from an accident from the equipment in the Premises in an amount determined by Landlord and plate glass insurance coverage against breakage of plate glass in the Premises. Any deductibles selected by Tenant shall be the sole responsibility of Tenant.

          C. Insurance Requirements. All insurance and all renewals thereof shall be issued by companies with a rating of at least "A-" "VIII" or better in the current edition of Best's Insurance Reports and be licensed to do and doing business in the state in which the Building is located. Each policy shall expressly provide that the policy shall not be canceled or materially altered (i.e., altered in a manner which caused Tenant to not comply with the insurance requirements of this Lease) without thirty (30) days' prior written notice to Landlord and shall remain in effect notwithstanding any such cancellation or alteration until such notice shall have been given to Landlord and such period of thirty (30) days shall have expired. All liability insurance (except employers liability) shall name Landlord and any other parties designated by Landlord (including any investment manager, asset manager or property manager) as an additional insured, shall be primary and noncontributing with any insurance which may be carried by Landlord, shall afford coverage for all claims based on any act, omission, event or condition that occurred or arose (or the onset of which occurred or arose) during the policy period, and shall expressly provide that Landlord, although named as an insured, shall nevertheless be entitled to recover under the policy for any loss, injury or damage to Landlord. All property insurance shall name Landlord as loss payee as respects Landlord's interest in any improvements and betterments. Tenant shall deliver certificates of insurance, acceptable to Landlord, to Landlord at least ten (10) days before the Commencement Date and at least ten (10) days before expiration of each policy. If Tenant fails to insure or fails to furnish any such insurance certificate, Landlord shall have the right from time to time to effect such insurance for the benefit of Tenant or Landlord or both of them, and Tenant shall pay to Landlord on written demand, as additional rent, all premiums paid by Landlord.

          D. Waiver of Subrogation. Each party hereto hereby waives all claims for recovery from the other party for any loss or damage to any of its property insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance or with respect to which a party has elected to self-insure, subject to the limitation that this waiver shall apply only when it is either permitted or, by the use of such good faith efforts, could have been so permitted by the applicable policy of insurance. Tenant and Landlord shall each cause its fire and extended coverage policy to include a provision or endorsement by which the insurer expressly waives all rights of subrogation which such insurers might have had against Landlord and Tenant respectively.

          E. Landlord's Insurance. Landlord shall, during the term of this Lease, procure and maintain such property and liability insurance with respect to the core and shell (as hereafter defined) of the Building as is from time to time customarily maintained by owners of similar office buildings in the Itasca/Schaumburg, Illinois area. Landlord may provide such coverages through blanket policies of insurance or through programs of self-insurance.

     11.  FIRE OR OTHER CASUALTY.


          A. Destruction of the Building. If the Building should be substantially destroyed (which, as used herein, means destruction or damage to at least 25% of the Building) by fire or other casualty, either party hereto may, at its option, terminate this Lease by giving written notice thereof to the other party within thirty (30) days of such casualty. In such event, Rent shall be apportioned to and shall cease as of the date of such casualty. If neither party exercises this option, then the shell and core (as hereinafter defined) of the Building (including any elements thereof within the Premises) shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as they were prior to the casualty.

          B. Destruction of the Premises. If the Premises are damaged, in whole or in part, by fire or other casualty, but the Building is not substantially destroyed as provided above, then the parties hereto shall have the following options:

             (i) If, in Landlord's reasonable judgment, the shell and core elements of the Building within the Premises (the "Premises shell and core") cannot be reconstructed or restored within one hundred eighty
          (180) days of such casualty to substantially the same condition as they were in prior to such casualty, Landlord may terminate this Lease by written notice given to Tenant within thirty (30) days of the casualty. If, in Landlord's reasonable judgment, the Premises shell and core cannot be reconstructed or restored within one hundred eighty
          (180) days of such casualty to substantially the same condition as they were in prior to such casualty, but nonetheless Landlord does not so elect to terminate this Lease, then Landlord shall notify Tenant, within thirty (30) days after the casualty, of the amount of time necessary, as reasonably estimated by Landlord, to reconstruct or restore the Premises shell and core. After receipt of such notice from Landlord, Tenant may elect to terminate this Lease. This election shall be made by Tenant by giving written notice to Landlord within fifteen (15) days after the date of Landlord's notice. If neither party terminates this Lease pursuant to the foregoing, Landlord shall proceed to reconstruct and restore the Premises shell and core to substantially the same condition as they were in prior to the casualty. In such event this Lease shall continue in full force and effect to the balance of the term, upon the same terms, conditions and covenants as are contained herein; provided, however, that Rent shall be abated in the proportion which the approximate area of the untenantable (as hereinafter defined) portion of the Premises bears to the total area in the Premises, from the date of the casualty until substantial completion of the reconstruction of the Premises shell and core.

               Notwithstanding the above, if the casualty occurs during the last twelve (12) months of the term of this Lease, either party hereto shall have the right to terminate this Lease as of the date of the casualty, which right shall be exercised by written notice to be given by either party to the other party within thirty (30) days therefrom. If this right is exercised, Rent shall be apportioned to and shall cease as of the date of the casualty. After a casualty occurs during the last twelve (12) months of the term of the Lease, Tenant may not exercise any renewal options without first obtaining Landlord's written consent.

               Additionally, notwithstanding anything contained herein to the contrary, Landlord shall have no duty to repair or restore if the damage is due to an uninsurable casualty, or if insurance proceeds are insufficient to pay for such repair or restoration, or if the holder of any mortgage, deed of trust or similar instrument applies proceeds of insurance to reduce its loan balance and the remaining proceeds, if any, available to Landlord are not sufficient to pay for such repair or restoration.

               (ii) If, in Landlord's reasonable judgment, the Premises shell and core are able to be restored within one hundred eighty (180) days of such casualty to substantially the same condition as they were prior to such casualty, Landlord shall so notify Tenant within thirty
          (30) days of the casualty, and Landlord shall then proceed to reconstruct and restore the damaged portion of the Premises shell and core, at Landlord's expense, to substantially the same condition as it was prior to the casualty, Rent shall be abated in the proportion which the approximate area of the untenantable portion bears to the total area in the Premises from the date of the casualty until substantial completion of the reconstruction repairs, and this Lease shall continue in full force and effect for the balance of the term, upon the same terms, conditions and covenants as are contained herein.

               (iii) If Landlord undertakes reconstruction or restoration of the Premises shell and core pursuant to subparagraph (i) or (ii) above, Landlord shall use reasonable diligence in completing such reconstruction repairs, but if Landlord fails to substantially complete the same within two hundred and forty (240) days from the date of the casualty (except however, if under subparagraph (i) above Landlord notified Tenant that it would take longer than one hundred eighty (180) days to reconstruct or restore the Premises shell and core, but Tenant nonetheless elected not to terminate the Lease but require Landlord to reconstruct or restore the Premises shell and core, then the foregoing two hundred and forty (240) day period shall be extended to the time period set forth in Landlord's notice plus sixty (60) days), except as a result of any of the occurrences set forth in Section 24.J. below, Tenant may, at its option, terminate this Lease upon giving

          Landlord written notice to that effect, whereupon both parties shall be released from all further obligations and liability hereunder.

               C. Repair by Tenant. After substantial completion of the reconstruction repairs by Landlord, Tenant shall, in accordance with
          Section 9, proceed with reasonable promptness to repair and restore all of Tenant's alterations and all other alterations, additions and improvements in the Premises, to as near the condition which existed prior to the fire or other casualty as is reasonably possible. Tenant agrees and acknowledges that Landlord shall be entitled to the proceeds of any insurance coverage carried by Tenant relating to improvements and betterments to the Premises, to the extent Landlord is obligated under this Section 11 to repair or restore damage to those items covered by such insurance or if this Lease terminates.

               D. Untenantability. As used in this Section 11, the term "untenantable" means reasonably incapable of being occupied for its intended use due to damage to the Premises or Building. Notwithstanding anything contained to the contrary in this Section 11, neither the Premises nor any portion of the Premises shall be deemed untenantable if Landlord is not required to repair or restore same (or if Landlord is required to repair or restore same, then following such time as Landlord has substantially completed the repair and restoration work required to be performed by Landlord under this
          Section 11), or if Tenant continues to actually occupy the subject portion of the Premises for the conduct of business.

               E. Shell and Core. The term "shell and core" shall mean and refer to structural elements of the Building, including the roof, foundation and exterior walls and common base Building mechanical, electrical and plumbing systems, including any elements thereof located within the Premises, and specifically excludes any work related to tenant improvements constructed by or for Tenant or other tenants or installed within the Premises or within any other tenant's premises.

     12. CONDEMNATION. If the Premises or the Building is rendered untenantable by reason of a condemnation (or by a deed given in lieu thereof), then either party may terminate this Lease by giving written notice of termination to the other party within thirty (30) days after such condemnation, in which event this Lease shall terminate effective as of the date of such condemnation. If this Lease so terminates, Rent shall be paid through and apportioned as of the date of such condemnation. If such condemnation does not render the Premises or the Building untenantable, this Lease shall continue in effect and Landlord shall promptly restore the portion not condemned to the extent reasonably possible to the condition existing prior to the condemnation. In such event, however, Landlord shall not be required to expend an amount in excess of the proceeds received by Landlord from the condemning authority. Landlord reserves all rights to compensation for any condemnation. Tenant hereby assigns to Landlord any right Tenant may have to such compensation, and Tenant shall make no claim against Landlord or the condemning authority for compensation for termination of Tenant's leasehold interest under this Lease or interference with Tenant's business; provided however, that so long as Landlord's award is not reduced or otherwise adversely affected, Tenant may make a separate claim for the unamortized costs of any leasehold improvements installed in the Premises by Tenant at

Tenant's cost and expense as well as moving and relocation expenses and for any property of Tenant taken in such condemnation or deed given in lieu thereof.

     13. ASSIGNMENT AND SUBLETTING.

          A. Landlord's Consent. Tenant shall not, without the prior written consent of Landlord: (i) assign, convey, mortgage or otherwise transfer this Lease or any interest hereunder, or sublease the Premises, or any part thereof, whether voluntarily or by operation of law; or (ii) permit the use of the Premises by any person other than Tenant and its employees. Any such transfer, sublease or use described in the preceding sentence (a "Transfer") occurring without the prior written consent of Landlord shall be void and of no effect. Landlord's consent to any Transfer shall not constitute a waiver of Landlord's right to withhold its consent to any future Transfer. Landlord's consent to any Transfer or acceptance of rent from any party other than Tenant shall not release Tenant from any covenant or obligation under this Lease. Landlord may require as a condition to its consent to any assignment of this Lease that the assignee execute an instrument in which such assignee assumes the obligations of Tenant hereunder. For the purposes of this paragraph, the transfer (whether direct or indirect) of all or a majority of the capital stock in a corporate Tenant (other than the shares of the capital stock of a corporate Tenant whose stock is publicly traded) or the merger, consolidation or reorganization of such Tenant, the transfer of all or any general partnership interest in any partnership Tenant and any change in the manager of any limited liability company Tenant shall be considered a Transfer.

          The foregoing shall not apply so long as Tenant is an entity whose outstanding stock is listed on a nationally recognized security exchange. Tenant may assign its entire interest under this Lease or sublet the Premises to any entity controlling or controlled by or under common control with Tenant (which would include an entity which is wholly owned by Tenant, which wholly owns Tenant or which is wholly owned by the entity which wholly owns Tenant) or to any successor to Tenant by purchase, merger, consolidation or reorganization (hereinafter, collectively, referred to as "Permitted Transfer") without the consent of Landlord, provided: (1) Tenant is not in default under this Lease beyond applicable notice and cure periods; and (2) if the proposed Permitted Transfer is an assignment or sublease to a successor to Tenant by purchase, merger, consolidation or reorganization, such proposed transferee shall have a net worth which is sufficient in Landlord's commercially reasonable judgment to meet the obligations of the Tenant under this Lease. Tenant shall give Landlord reasonable prior notice of any such Permitted Transfer. In addition to not requiring Landlord's consent as provided above, the provisions of Section 13.C. below regarding recapture and sharing of profits shall not be applicable to a Permitted Transfer.

          B. Standards for Consent. If Tenant desires the consent of Landlord to a Transfer, Tenant shall submit to Landlord, at least twenty (20) days prior to the proposed effective date of the Transfer, a written notice which includes such information as Landlord may require about the proposed Transfer and the transferee, which shall include, without limitation, the identity of the proposed transferee, audited financial information regarding the proposed transferee, information regarding the business of the proposed transferee, a reasonably detailed description of the terms and conditions of proposed Transfer and a copy of the proposed assignment or sublease, together with a non-refundable processing fee in the amount of five hundred dollars ($500.00). If Landlord does not terminate this Lease, in whole or in part, pursuant to Section 13.C, Landlord shall not unreasonably withhold its consent to any assignment or sublease, which consent or lack thereof shall be provided within twenty
     (20) days of receipt of Tenant's notice and all required information and materials. Landlord shall not be deemed to have unreasonably withheld its consent if, in the judgment of Landlord: (i) the transferee is of a character or engaged in a business which is not in keeping with the standards or criteria used by Landlord in leasing the Building; (ii) the financial condition of the transferee is such that it may not be able to perform its obligations in connection with this Lease; (iii) the transferee is a tenant of or actively negotiating for space in the Building or in any other building in the Development owned by Landlord or a related entity;
     (iv) the transferee is a governmental unit; (v) Tenant is in Default under this Lease; or (vi) in the judgment of Landlord, such a Transfer would violate any term, condition, covenant or agreement of the Landlord involving the Building or the Development or any other tenant's lease within it. The foregoing is not intended as an exhaustive list of reasonable reasons for Landlord to withheld its consent. If Landlord wrongfully withholds its consent to any Transfer, Tenant's sole and exclusive remedy therefor shall be to seek specific performance of Landlord's obligation to consent to such Transfer. If Landlord consents to such Transfer, prior to the effective date of such Transfer, Tenant shall deliver an executed original of the assignment or sublease (which shall be in the form submitted to Landlord with Tenant's notice) and, if required by Landlord, Tenant shall execute Landlord's consent form acknowledging agreement to the terms and conditions of Landlord's consent.

          C. Recapture. If Tenant assigns this Lease or subleases more than 50% of the Premises, then Landlord shall have the right to terminate this Lease as to that portion of the Premises covered by a Transfer. Landlord may exercise such right to terminate by giving notice to Tenant at any time within thirty (30) days after the date on which Tenant has furnished to Landlord all of the items required under Section 13.B. If Landlord exercises such right to terminate, Landlord shall be entitled to recover possession of, and Tenant shall surrender such portion of, the Premises (with appropriate demising partitions erected at the expense of Tenant) on the later of (i) the effective date of the proposed Transfer, or (ii) sixty
     (60) days after the date of Landlord's notice of termination. If Landlord exercises such right to terminate, Landlord shall have the right to enter into a lease with the proposed transferee without incurring any liability to Tenant on account thereof. If Landlord consents to any Transfer, Tenant shall pay to Landlord 50% of all rent and other consideration received by Tenant in excess of the Rent paid by Tenant hereunder for the portion of the Premises so transferred, after Tenant has recovered all reasonable expenses incurred by Tenant for the Transfer ("Transfer Costs"). Transfer Costs shall include (i) any improvement allowance or other economic concessions (space planning allowance, moving expenses, etc.) paid by Tenant to a transferee in connection with such Transfer; (ii) any brokerage commissions incurred by Tenant in connection with the Transfer; (iii) reasonable attorneys' and other professional fees incurred by

     Tenant in connection with the Transfer; (iv) any lease takeover incurred by Tenant in connection with the Transfer; and (v) out-of-pocket costs of advertising the space subject to the Transfer. Such rent shall be paid as and when received by Tenant. In addition, Tenant shall pay to Landlord any reasonable attorneys' or other fees and expenses incurred by Landlord in connection with any proposed Transfer, whether or not Landlord consents to such Transfer, but in no event more than $1,000.00 per requested Transfer.

     14. SURRENDER. Upon termination of the Term or Tenant's right to possession of the Premises, Tenant shall return the Premises to Landlord in good order and condition, ordinary wear and damage by fire or other casualty excepted. If Landlord requires Tenant to remove any alterations pursuant to Section 9, then such removal shall be done in a good and workmanlike manner, and upon such removal Tenant shall restore the Premises to its condition prior to the installation of such alterations. If Tenant does not remove such alterations after request to do so by Landlord, Landlord may remove the same and restore the Premises, and Tenant shall pay the cost of such removal and restoration to Landlord upon demand. Tenant shall also remove its furniture, equipment, trade fixtures and all other items of personal property from the Premises prior to termination of the Term or Tenant's right to possession of the Premises. If Tenant does not remove such items, Tenant shall be conclusively presumed to have conveyed the same to Landlord without further payment or credit by Landlord to Tenant, or at Landlord's sole option such items shall be deemed abandoned, in which event Landlord may cause such items to be removed and disposed of at Tenant's expense, which shall be 120% of Landlord's actual cost of removal, without notice to Tenant and without obligation to compensate Tenant.

     15. DEFAULTS AND REMEDIES.

          A. Default. The occurrence of any of the following shall constitute a default (a "Default") by Tenant under this Lease: (i) Tenant fails to pay any Rent when due and such failure is not cured within five (5) business days after written notice from Landlord (which notice may be in the form of a Landlord statutory five (5) day notice); (ii) Tenant fails to perform any other provision of this Lease and such failure is not cured within thirty
     (30) days (or immediately if the failure involves a hazardous condition) after written notice from Landlord; provided, however, that if Tenant's failure cannot reasonably be cured within said thirty (30) days period, Tenant shall be allowed additional time (not to exceed an additional sixty
     (60) days) as is reasonably necessary to cure such failure so long as Tenant commences to cure the failure within said initial thirty (30) days and thereafter diligently pursues a course of action that will cure the failure; (iii) the leasehold interest of Tenant is levied upon or attached under process of law; (iv) Tenant abandons or vacates the Premises without notice to Landlord; or (v) any voluntary or involuntary proceedings are filed by or against Tenant or any guarantor of this Lease under any bankruptcy, insolvency or similar laws and, in the case of any involuntary proceedings, are not dismissed within thirty (30) days after filing.

          B. Right of Re-Entry. Upon the occurrence of a Default, Landlord may elect to terminate this Lease or, without terminating this Lease, terminate Tenant's right to possession of the Premises. Upon any such termination, Tenant shall immediately surrender and vacate the Premises and deliver possession thereof to Landlord. Tenant grants to Landlord the right to enter and repossess the Premises, with due process of law, and to expel Tenant and any others who may be occupying the Premises and to remove any and all property therefrom, with due process of law, without being deemed in any manner guilty of trespass and without relinquishing Landlord's rights to Rent or any other right given to Landlord hereunder or by operation of law.

          C. Termination of Right to Possession. If Landlord terminates Tenant's right to possession of the Premises without terminating this Lease, Landlord may relet the Premises or any part thereof. In such case, Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord shall reasonably deem appropriate; provided, however, Landlord may first lease Landlord's other available space and shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting. Tenant shall reimburse Landlord for the costs and expenses of reletting the Premises including, but not limited to, all brokerage, advertising, legal, alteration, redecorating, repairs and other expenses incurred to secure a new tenant for the Premises. In addition, if the consideration collected by Landlord upon any such reletting, after payment of the expenses of reletting the Premises which have not been reimbursed by Tenant, is insufficient to pay monthly the full amount of the Rent, Tenant shall pay to Landlord the amount of each monthly deficiency as it becomes due. If such consideration is greater than the amount necessary to pay the full amount of the Rent, the full amount of such excess shall be retained by Landlord and shall in no event be payable to Tenant.

          D. Termination of Lease. If Landlord terminates this Lease, Landlord may recover from Tenant and Tenant shall pay to Landlord, on demand, as and for liquidated and final damages, an accelerated lump sum amount equal to the amount by which Landlord's estimate of the aggregate amount of Rent owing from the date of such termination through the Expiration Date plus Landlord's estimate of the aggregate expenses of reletting the Premises, exceeds Landlord's estimate of the fair rental value of the Premises for the same period (after deducting from such fair rental value the time needed to relet the Premises and the amount of concessions which would normally be given to a new tenant) both discounted to present value at the rate of five percent (5%) per annum.

          E. Other Remedies. Landlord may, but shall not be obligated to, perform any obligation of Tenant under this Lease, and, if Landlord so elects, all costs and expenses paid by Landlord in performing such obligation, together with interest at the Default Rate, shall be reimbursed by Tenant to Landlord on demand. Any and all remedies set forth in this
     Lease: (i) shall be in addition to any and all other remedies Landlord may have at law or in equity; (ii) shall be cumulative; and (iii) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

          F. Bankruptcy. If Tenant becomes bankrupt, the bankruptcy trustee shall not have the right to assume or assign this Lease unless the trustee complies with all requirements of the United States Bankruptcy Code, and Landlord expressly reserves all of its rights, claims and remedies thereunder.

          G. Waivers of Jury Trial and Certain Damages. Except as specifically provided in Section 16 below, Landlord and Tenant each hereby expressly, irrevocably, fully and forever releases, waives and relinquishes any and all right to trial by jury and any and all right to receive punitive, exemplary and consequential damages from the other (or any past, present or future board member, trustee, director, officer, employee, agent, representative or advisor of the other) in any claim, demand, action, suit, proceeding or cause of action in which Landlord and Tenant are parties, which in any way (directly or indirectly) arises out of, results from or relates to any of the following, in each case whether now existing or hereafter arising and whether based on contract or tort or any other legal basis: this Lease; any past, present or future act, omission, conduct or activity with respect to this Lease; any transaction, event or occurrence contemplated by this Lease; the performance of any obligation or the exercise of any right under this Lease; or the enforcement of this Lease. Landlord and Tenant reserve the right to recover actual or compensatory damages, with interest, attorneys' fees, costs and expenses as provided in this Lease, for any breach of this Lease.

          H. Venue. If either Landlord or Tenant desires to bring an action against the other in connection with this Lease, such action shall be brought in the federal courts located in Chicago, Illinois, or state courts located in DuPage County, Illinois. Landlord and Tenant consent to the jurisdiction of such courts and waive any right to have such action transferred from such courts on the grounds of improper venue or inconvenient forum.

     16. HOLDING OVER. If Tenant retains possession of the Premises after the expiration or termination of the Term or Tenant's right to possession of the Premises, Tenant shall pay Rent during such holding over at 150% (increasing to 200% after the first thirty (30) days of any such holding over) times the rate in effect immediately preceding such holding over computed on a monthly basis for each month or partial month that Tenant remains in possession. Tenant shall also pay, indemnify and defend Landlord from and against all claims and damages, consequential (provided, however, that Tenant shall not be responsible for consequential damages if the holdover is for less than thirty (30) days) as well as direct, sustained by reason of Tenant's holding over. The provisions of this section do not waive Landlord's right of re-entry or right to regain possession by actions at law or in equity or any other rights hereunder, and any receipt of payment by Landlord shall not be deemed a consent by Landlord to Tenant's remaining in possession or be construed as creating or renewing any lease or right of tenancy between Landlord and Tenant.

     17. [intentionally omitted]

     18. [intentionally omitted]

     19. ESTOPPEL CERTIFICATE. Tenant agrees that, from time to time upon not less than fifteen (15) business days' prior request by Landlord, Tenant shall execute and deliver to Landlord a written certificate certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in possession of the Premises, if that is the case; (iv) that Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) that Tenant has no off-sets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any off-sets or defenses, a full and complete explanation thereof); (vi) that the Premises have been completed in accordance with the terms and provisions hereof or the Workletter, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and has no claims against Landlord or any other party with respect thereto; and (vii) such additional matters as may be requested by Landlord, it being agreed that such certificate may be relied upon by any prospective purchaser, mortgagee, or other person having or acquiring an interest in the Building. If Tenant fails to execute and deliver the estoppel certificate within the time period required hereunder, Tenant shall be irrevocably deemed to have agreed that the statements contained therein are true and correct.

     20. SUBORDINATION. This Lease is and shall be expressly subject and subordinate at all times to (i) any ground or underlying lease of the Building, now or hereafter existing, and all amendments, renewals and modifications to any such lease, and (ii) the lien of any mortgage or trust deed now or hereafter encumbering fee title to the Building and/or the leasehold estate under any such lease, unless such ground lease or ground lessor, or mortgage or mortgagee, expressly provides or elects that the Lease shall be superior to such lease or mortgage; provided, however, that so long as Tenant is not Default under the terms and conditions of this Lease, Tenant's possession of the Premises and rights hereunder shall not be disturbed in the event of any foreclosure of such mortgage or termination of such ground lease. Landlord represents and warrants to Tenant that as of the date hereof, there are no existing ground or underlying leases of the Building or mortgage or trust deeds encumbering the Building. If any such mortgage or trust deed is foreclosed, or if any such lease is terminated, upon request of the mortgagee, holder or lessor, as the case may be, Tenant will attorn to the purchaser at the foreclosure sale or to the lessor under such lease, as the case may be. The foregoing provisions are declared to be self-operative and no further instruments shall be required to effect such subordination and/or attornment; provided, however, that Tenant agrees upon request by any such mortgagee, holder, lessor or purchaser at foreclosure, to execute and deliver such subordination and/or attornment instruments as may be required by such person to confirm such subordination and/or attornment, or any other documents required to evidence superiority of the ground lease or mortgage, should ground lessor or mortgagee elect such superiority; provided, however, that any such subordination and/or attornment instrument shall include the agreement of such ground lessor or mortgagee to the effect that so long as Tenant is not in Default under the terms and conditions of this Lease, Tenant's possession of the Premises and rights hereunder shall not be disturbed in the event of any foreclosure of such mortgage or termination of such ground lease. If Tenant fails to execute and deliver any such instrument or document within ten (10) business days after request, and does not cure such failure within five
(5) business days after a second notice from Landlord, then Tenant shall be in Default hereunder with no additional notice or cure periods.

     21. QUIET ENJOYMENT. As long as no Default exists, Tenant shall peacefully and quietly have and enjoy the Premises for the Term, free from interference by Landlord, subject, however, to the provisions of this Lease. The loss or reduction of Tenant's light, air or view will not be deemed a disturbance of Tenant's occupancy of the Premises nor will it affect Tenant's obligations under this Lease or create any liability of Landlord to Tenant.

     22. BROKER. Tenant represents to Landlord that Tenant has dealt only with the broker(s) set forth in Item 11 of the Schedule (collectively, the "Broker") in connection with this Lease and that, insofar as Tenant knows, no other broker negotiated this Lease or is entitled to any commission in connection herewith. Tenant agrees to indemnify, defend and hold Landlord and Landlord's partners and its and their agents harmless from and against any claims for a fee or commission made by any broker, other than the Broker, claiming to have acted by or on behalf of Tenant in connection with this Lease. Landlord agrees to pay the Broker a commission in accordance with a separate agreement between Landlord and the Broker.

     23. NOTICES. All notices and demands to be given by one party to the other party under this Lease shall be given in writing, mailed or delivered to Landlord or Tenant, as the case may be, at the following address:

         If to Landlord:      National Office Partners Limited Partnership
                              c/o Hines National Office Partners, L.P.
                              101 California Street, Suite 1000
                              San Francisco, CA  94111
                              Attn:  Daniel MacEachron

         with a copy to:      Hines Interests Limited Partnership
                              Three First National Plaza
                              70 West Madison Street, Suite 440
                              Chicago, Illinois  60602
                              Attn:  Tom Danilek

                                           and

                              Hines
                              Property Management Office
                              One Pierce Place, Suite 250W
                              Itasca, Illinois  60143
                              Attn:  Property Manager

         If to Tenant:        New Century Mortgage Corporation
                              18400 Von Karman Avenue, 10th Floor
                              Irvine, California 92612
                              Attn:  Real Estate Department

         With a copy to:      New Century Mortgage Corporation
                              One Pierce Place, Suite 1200

                              Itasca, Illinois 60143
                              Attn:  Office Manager

or at such other address as either party may hereafter designate. Notices shall be delivered by hand or by United States certified or registered mail, postage prepaid, return receipt requested, or by a nationally recognized overnight air courier service. Notices shall be considered to have been given upon the earlier to occur of actual receipt or two (2) business days after posting in the United States mail.

     24. MISCELLANEOUS.

          A. Successors and Assigns. Subject to Section 13 of this Lease, each provision of this Lease shall extend to, bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns, and all references herein to Landlord and Tenant shall be deemed to include all such parties.

          B. Entire Agreement. This Lease, and the riders and exhibits, if any, attached hereto which are hereby made a part of this Lease, represent the complete agreement between Landlord and Tenant, and Landlord has made no representations or warranties except as expressly set forth in this Lease. No modification or amendment of or waiver under this Lease shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

          C. Time of Essence. Time is of the essence of this Lease and each and all of its provisions.

          D. Execution and Delivery. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of space or an option for lease, and it is not effective until execution and delivery by both Landlord and Tenant. Execution and delivery of this Lease by Tenant to Landlord shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions set forth herein, which offer may not be revoked for thirty (30) days after such delivery.

          E. Severability. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provisions.

          F. Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Illinois.

          G. Attorneys' Fees. In any action or proceeding hereunder, the prevailing party shall be entitled to recover from the other party the prevailing party's reasonable costs and expenses in such action or proceeding, including reasonable attorneys' fees, costs and expenses.

          H. Delay in Possession. In no event shall Landlord be liable to Tenant if Landlord is unable to deliver possession of the Premises to Tenant on the Commencement Date for causes outside Landlord's reasonable control. Notwithstanding anything contained herein to the contrary, if Landlord is unable to deliver possession of the Premises to Tenant by with 180 days after full execution of the Lease for any reason other than Tenant caused delays, then Tenant shall have the right, as its sole and exclusive remedy, to terminate this Lease by written notice given to Landlord within five (5) days after expiration of said 180 day period.

          I. Joint and Several Liability. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease.

          J. Force Majeure. Landlord shall not be in default hereunder and Tenant shall not be excused from performing any of its obligations hereunder if Landlord is prevented from performing any of its obligations hereunder due to any accident, breakage, strike, shortage of materials, acts of God or other causes beyond Landlord's reasonable control.

          K. Captions. The headings and titles in this Lease are for convenience only and shall have no effect upon the construction or interpretation of this Lease.

          L. No Waiver. No receipt of money by Landlord from Tenant after termination of this Lease or after the service of any notice or after the commencing of any suit or after final judgment for possession of the Premises shall renew, reinstate, continue or extend the Term or affect any such notice or suit. No waiver of any default of Tenant shall be implied from any omission by Landlord to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated.

          M. Hazardous Materials.

               (i) Tenant shall not cause or permit any Hazardous Material (as defined in Section 24.M(iii) below) to be brought, kept or used in or about the Building by Tenant, its agents, employees, contractors or invitees. Tenant hereby indemnifies Landlord from and against any breach by Tenant of the obligations stated in the preceding sentence, and agrees to defend and hold Landlord harmless from and against any and all loss, damage, cost and/or expenses (including, without limitation, diminution in value of the Building, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Building, damages arising from any adverse impact on marketing of space in the Building, and fees, and expert fees) which arise during or after the term of this Lease as a result of such breach. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Building which results from such a breach. Without limiting the foregoing, if the presence of any Hazardous Material in the Building caused or permitted by Tenant results in any contamination of the Building, Tenant shall promptly take all actions at its sole expense as are necessary to return the Building to the condition existing prior to the introduction of such Hazardous Material to the Building; provided that Landlord's approval of such actions, and the contractors to be used by Tenant in connection therewith, shall first be obtained.

               (ii) It shall not be unreasonable for Landlord to withhold its consent to any proposed transfer, assignment or subletting of the Premises if (a) the proposed transferee's anticipated use of the Premises involves the generation, storage, use, treatment or disposal of Hazardous Material; (b) the proposed transferee has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such transferee's actions or use of the property in questions; or (c) the proposed transferee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material.

               (iii) As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (a) defined as a "hazardous waste," "extremely hazardous waste," or "restricted hazards waste" or similar term under the law of the jurisdiction where the property is located or (b) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C.ss.1317), (c) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C.ss.6901 et seq. (45 U.S.C.ss.6903), or (d) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.ss.9601 et seq. (42 U.S.C.ss.9601).

               (iv) As used herein, the term "Laws" means any applicable federal, state or local laws, ordinances or regulations relating to any Hazardous Material affecting the Building, including, without limitation, the laws, ordinances, and regulations referred to in
          Section 24.M(iii) above.

               (v) Landlord and its employees, representatives and agent shall have access to the Building during reasonable hours and upon reasonable notice to Tenant in order to conduct periodic environmental inspections and tests of Hazardous Waste contamination of the Building.

          N. Parking. So long as Tenant is not in Default under its obligation to pay the monthly fee therefore as provided below and this Lease is in full force and effect, Tenant complies with the rules and regulations applicable thereto and Tenant has not assigned this Lease or subleased all or any portion of the Premises, Tenant shall be entitled to up to ten (10) parking access cards for the restricted parking portion of the Building's parking area. Tenant may, at any time during the Term hereof, elect to use less than all ten (10) of the available parking access cards, in which event the number of parking access cards made available to Tenant shall be reduced to the number requested by Tenant and Landlord shall have no further obligation to provide such additional parking access cards to Tenant; provided, however, that if Tenant elects to use less than all of the ten (10) available parking access cards, Landlord shall make the unused access cards available to Tenant again upon Tenant's request so long as there is sufficient capacity, in Landlord's reasonable judgment, for such additional use of the reserved parking areas. Tenant shall pay Landlord, as additional Rent payable at the same time and in the same manner as monthly installments of Base Rent payable hereunder, the sum of $50.00 per month per access card. Upon the request of Landlord, Tenant shall execute a Building standard agreement for use of such parking access cards. In addition to such use of the restricted parking area, Tenant and its employees and visitors shall have the non-exclusive right to use four
     (4) parking spaces per 1,000 rentable square feet of the space in the Premises (rounded to the nearest whole number) in the unrestricted portion of the Building's parking area on a first come, first served basis at no additional charge to Tenant.

          O. Limitation of Liability. The term Landlord as used in this Lease so far as covenants or obligations on the part of Landlord are concerned shall be limited to mean and include only the owner or owners at the time in question of the Landlord's interest in the Building. Tenant acknowledges and agrees, for itself and its successors and assigns, that no trustee, director, officer, employee or agent of Landlord shall be personally liable for any of the terms, covenants or obligations of Landlord hereunder, and Tenant shall look solely to Landlord's interest in the Building for the collection of any judgment (or enforcement of any other judicial process) requiring the payment of money by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed or performed by Landlord and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any obligation by Tenant or its successors or assigns.

     25. RIGHT OF REFUSAL. Subject and subordinate to all rights of the then existing tenants Landlord hereby grants Tenant the option to lease, upon the terms and conditions hereinafter set forth, each portion of the space depicted on Exhibit D hereto (the "Refusal Space").

          A. Landlord's Refusal Notice. If prior to the 1st anniversary of the Commencement Date Landlord receives a bona fide written counterproposal from a third party tenant (the "Prospective Tenant") outlining the pertinent terms of lease of all or any portion of the Refusal Space acceptable to Landlord, then Landlord shall notify Tenant in writing (a "Landlord's Refusal Notice") setting forth (i) the location, (ii) the availability date (a "Refusal Space Commencement Date"), (iii) the term,
     (iv) the rentable square feet, (v) the rental rate and (vi) all other economic terms upon which Landlord is prepared to lease such portion of the Refusal Space to the Prospective Tenant.

          B. Tenant's Exercise. Tenant's right to lease the portion of the Refusal Space described in a Landlord's Refusal Notice upon the terms and conditions set forth therein shall be exercisable by written notice from Tenant to Landlord given not less than five (5) business days after the giving of Landlord's Refusal Notice, time being of the essence. If Tenant exercises its option with respect to such portion of the Refusal Space, such exercise shall be irrevocable and such space shall be rented in the condition contemplated by the applicable Landlord's Refusal Notice. If Tenant fails to notify Landlord in writing that it will lease the designated Refusal Space within the prescribed five (5) business day period, Tenant's rights hereunder as to such portion of the Refusal Space described in said Landlord's Refusal Notice shall terminate, and Landlord shall have no further obligation hereunder with respect to such portion of the Refusal Space; except that if Landlord, within six (6) months after the date of Landlord's Refusal Notice, does not enter into a lease of such portion of the Refusal Space under terms and at a rental which are materially the same as those set forth in the applicable Landlord's Refusal Notice, then Tenant's rights under this Section to lease such portion of the Refusal Space shall not terminate but shall continue in full force and effect; provided, however, said six (6) month period shall be extended for as long as Landlord is pursuing negotiations diligently with a Prospective Tenant. Tenant may not elect to lease less than the entire area for less than the entire term described in Landlord's Refusal Notice. Tenant shall have no further right to lease the Refusal Space under this Section 25 after the 1st anniversary of the Commencement Date.

          C. Conditions. Tenant may only exercise its option to lease a portion of the Refusal Space, and an exercise thereof shall be only effective, if at the time of Tenant's exercise of the option and on the applicable Refusal Space Commencement Date, this Lease is in full force and effect and there are no events or circumstances which, with the giving of notice or the passage of time, or both, could constitute a default by Tenant under this Lease, and inasmuch as this option is intended only for the benefit of the original Tenant named in this Lease, the entire Premises are occupied by the original Tenant named herein and the Tenant has neither assigned this Lease nor sublet any portion of the Premises, other than a Permitted Transfer. Without limitation of the foregoing, no sublessee or assignee shall be entitled to exercise any right or option hereunder, and no exercise of any right or option hereunder by the original Tenant named herein shall be effective in the event said Tenant assigns this Lease or subleases all or part of the Premises prior to the applicable Refusal Space Commencement Date.

          D. Delivery of Possession. In the event Landlord is unable to deliver to Tenant possession of any portion of the Refusal Space on or before the applicable Refusal Space Commencement Date for any reason whatsoever, Landlord shall not be subject to any liability for such failure to deliver possession. Such failure to deliver possession shall not affect either the validity of this Lease or the obligations of either Landlord or Tenant hereunder or be construed to extend the expiration of the Term of this Lease either as to such portion of the Refusal Space or the balance of the Premises; provided, however, that under such circumstances, rent shall not commence as to such portion of the Refusal Space until Landlord does so deliver possession to Tenant.

          E. Terms. If Tenant has validly exercised its right to lease a portion of the Refusal Space, then effective as of the Refusal Space Commencement Date such portion of the Refusal Space shall be included in the Premises, subject to all of the terms, conditions and provisions of the Lease, except as may otherwise be provided in the Landlord's Refusal Notice.

          F. Confirmation. If Tenant has validly exercised its right to lease any Refusal Space, then, within thirty (30) days after the request by either party, Landlord and Tenant shall enter into a written amendment of this Lease confirming the terms, conditions and provisions applicable to such portion of the Refusal Space as set forth in Landlord's Refusal Notice.

     26. RIGHT OF FIRST OFFER. Subject to the provisions hereinafter set forth and subject and subordinate to any and all rights of any other tenant or occupant of the Building (including, without limitation, the extension or renewal of any lease of the First Offer Space by the then existing tenant or occupant thereof), and provided Tenant has not exercised its termination option under Section 27 below, Landlord hereby grants to Tenant the right to lease, on the terms and conditions hereinafter set forth, the space in the Building identified on Exhibit E attached hereto (the "First Offer Space"), if such space becomes available for leasing after the 1st anniversary of the Commencement Date and prior to the 3rd anniversary of the Commencement Date (the "Offer Period"). If, during the Offer Period, Landlord gives Tenant notice that the First Offer Space, or a portion thereof, is available for leasing, then if, within ten (10) business days after the delivery of such notice, Tenant shall give Landlord written notice that Tenant elects to negotiate a lease of the First Offer Space, or applicable portion thereof, Landlord shall not offer such space for rent to a third party for at least fifteen (15) business days after Tenant gives Landlord notice of its desire to negotiate a lease for the First Offer Space, or applicable portion thereof. Tenant may only lease the entire, but not less than the entire First Offer Space, or applicable offered portion thereof, if it becomes available for leasing. If Tenant gives Landlord notice that it does not elect to negotiate a lease for such First Offer Space, or applicable portion thereof, or if, within fifteen (15) business days following Landlord's receipt of notice that Tenant desires to negotiate a lease for the First Offer Space, or applicable portion thereof, the parties shall fail to agree on the terms of a lease therefor, Landlord may lease such space to a third party on such terms and conditions as Landlord may desire.

     27. RIGHT TO TERMINATE. Tenant shall have the option, to be exercised as hereinafter provided, to terminate the term of this Lease effective as of the 3rd anniversary of the Rent Commencement Date (the "Termination Date"). Such option shall be exercised, if at all, time being of the essence, by written notice given by Tenant to Landlord ("Termination Notice") no later than the 2nd anniversary of the Rent Commencement Date, and subject to payment by Tenant to Landlord of an amount equal to 12 times the monthly installment of Rent, including Base Rent and then applicable Adjustment Rent, payable for the last full calendar month immediately prior to the Termination Date (the "Termination Fee"). One-half (1/2) of the Termination Fee shall be paid simultaneously with the giving of the Termination Notice and the balance shall be paid no later than sixty (60) days prior to the Termination Date. Tenant may not, unless Landlord otherwise agrees, exercise its option to terminate this Lease pursuant to this
Section 27 at any time at which a Default by Tenant exists under this Lease, and no such termination shall be effective if such Default exists unless Landlord otherwise agrees. Any notice of exercise of Tenant's option to terminate the term of this Lease pursuant to this Section 27 shall be irrevocable by Tenant once given. If Tenant so exercises its option to terminate the term of this Lease and pays to Landlord the Termination Fee as above provided, then effective as of the Termination Date, this Lease shall be deemed to have expired by lapse of time, and Tenant shall return the Premises to Landlord on the Termination Date in accordance with the requirements of this Lease. All obligations of Tenant which accrue under this Lease on or before the Termination Date shall survive such termination.

     28. RIGHT TO EXTEND.

          A. Option Period. Provided that the Lease is then in full force and effect, that Tenant is not then in default under the Lease, and that Tenant is then occupying 50% or more of the Premises having been leased to the Tenant in the Building, Landlord hereby grants to Tenant an option to extend the term of the Lease, on the same terms and conditions set forth in the Lease, except that Tenant shall have no further right to extend and except as set forth below, for one (1) additional five (5) year term (the "Option Period"). Tenant's right to exercise its option to extend shall be conditioned upon Landlord's receipt, no later than nine (9) months prior to the Expiration Date of Tenant's then current certified financial statements showing that Tenant has a net worth which is sufficient in Landlord's reasonable judgement to meet the obligations of Tenant under this Lease during such Option Period. The option to extend shall be exercised, if at all, by written notice ("Option Notice") to Landlord given not later than nine (9) months prior to the Expiration Date, time being of the essence. Once the Option Notice is given, Tenant's exercise of such option shall be irrevocable. If the option hereby granted is not so exercised, Tenant shall have no further right to extend the term of this Lease. The Base Rent during the Option Period shall be the Market Rate of Base Rent (as hereinafter defined). Landlord shall have no obligation to make improvements, decorations, repairs, alterations or additions to the Premises as a condition to Tenant's obligation to pay rent for the Option Period.

          B. Market Rate of Base Rent. As used in this Lease, the term "Market Rate of Base Rent" shall mean the then prevailing annual rental rate per square foot of rentable area of space in the Itasca/Schaumburg, Illinois, market area, comparable in area and location to the space for which the Market Rate of Base Rent is being determined and being leased for a duration comparable to the period for which such space is to be leased for periods commencing on or about the commencement of the term of such space. The Market Rate of Base Rent shall be determined by taking into consideration comparable fact situations in comparable buildings in the Itasca/Schaumburg, Illinois, market area. In determining the Market Rate of Base Rent, the following shall be taken into consideration: use, location and floor level within the applicable building, the tenant improvements already in the space for which the Market Rate of Base Rent is being determined, taking into account the age and condition of any such existing tenant improvements, the location, quality, age and reputation of the building, the definition of rentable area or net rentable area, as the case may be, with respect to which such rental rates are computed, leasehold improvements being provided (if any), rental concessions, abatements or other monetary inducements (if any), the term of the lease under consideration and the extent of services provided thereunder, applicable distinctions between "gross" leases and "net" leases, base year figures (if any) for escalation purposes and other adjustments (including by way of indexes) to base rental (if any); and may take into consideration any other relevant term or condition in making such evaluation.

          C. Arbitration. Landlord shall notify Tenant of Landlord's determination of the Market Rate of Base Rent within thirty (30) days after receipt of Tenant's Option Notice. If Tenant disagrees with Landlord's determination of the Market Rate of Base Rent, Tenant shall notify Landlord of such disagreement within ten (10) days after receipt of Landlord's determination of the Market Rate of Base Rent. If Tenant fails to so notify Landlord of Tenant's disagreement within the required time period, Landlord's determination of the Market Rate of Base Rent shall be binding on Tenant. If Tenant so notifies Landlord that Landlord's determination of the Market Rate of Base Rent is not acceptable to Tenant, Landlord and Tenant shall, during the thirty (30) day period after Tenant's notice, attempt to agree on the Market Rate of Base Rent. If Landlord and Tenant are unable to agree, Tenant shall either (i) accept Landlord's determination of the Market Rate of Base Rent or (ii) submit the determination to binding arbitration as provided below. If Tenant fails to so notify Landlord of Tenant's election under the preceding sentence within said thirty (30) day period, Tenant shall be deemed to have accepted Landlord's determination. If Tenant elects to submit to arbitration the determination of the Market Rate of Base Rent, Landlord and Tenant shall select an expert within fifteen (15) days after Tenant's election to arbitrate. If Landlord and Tenant are unable to agree upon an expert within said fifteen (15) day period, then Landlord and Tenant shall each select an expert within five (5) days after the expiration of said fifteen (15) day period. Each such expert shall be actively engaged in and have a minimum of ten (10) years experience in leasing similar office real estate and be familiar with similar office buildings in Itasca/Schaumburg, Illinois, area. If two (2) experts are so selected, then both experts so selected shall within fifteen (15) days after their selection select a third expert who shall be a MAI appraiser who shall be actively engaged in and have a minimum of ten (10) years experience in appraising or leasing similar office real estate and shall be familiar with similar office buildings in the Itasca/Schaumburg, Illinois, area. After selection of the expert or experts, as the case may be, each of Landlord and Tenant shall submit to the expert or experts their respective determination of the Market Rate of Base Rent. The expert or experts, as the case may be, so selected shall within fifteen (15) days after selection determine which of Landlord's or Tenant's determination reflects, in such expert or experts, as the case may be, opinion the Market Rate of Base Rent. The expert or experts, as the case may be, shall only be permitted to select either Landlord or Tenant's determination and shall not be permitted to determine a different Market Rate of Base Rent. The determination of the Market Rate of Base Rent by such expert or experts shall be binding upon Landlord and Tenant. If one
     (1) expert is selected, Landlord and Tenant shall share equally the costs of such expert. If three (3) experts are selected, Landlord and Tenant shall each pay for the services of its expert and shall share equally the costs of the third expert.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease in a manner sufficient to bind them as of the day and year first above written.

LANDLORD:

NATIONAL OFFICE PARTNERS
LIMITED PARTNERSHIP, a Delaware
limited partnership

By:  HINES NATIONAL OFFICE PARTNERS
     LIMITED PARTNERSHIP, a Texas limited
     partnership, its general partner

     By:  Hines Fund Management, L.L.C., a Delaware
          limited liability company, its general partner

          By:  Hines Interests Limited Partnership, a Delaware
               limited partnership, sole member

               By:  Hines Holdings, Inc., a Texas corporation,
                    its general partner

                                    By:  /s/ C. Kevin Shannahan
                                        ----------------------------------------
                                        C. Kevin Shannahan
                                        Executive Vice President

TENANT:

NEW CENTURY MORTGAGE CORPORATION,
a California corporation

By:  /s/ G.W. Jaquess
   -------------------------------------
     Name:
          ------------------------------
     Its: VP Corp Services
         -------------------------------